Exhibit 11.1
                        COMPUTATION OF PER SHARE EARNINGS
                      (in thousands, except for share data)

                                                         Year Ended October 31,
                                                         ----------------------
                                               1997              1996             1995
                                               ----              ----             ----
Primary Earnings
  Net income (loss)                        $    29,586       $     1,494      $   (21,723)
                                           ===========       ===========      ===========
Weighted average number of
  shares and common stock
  equivalents outstanding                   21,798,013        21,439,452       22,780,000
                                            ----------        ----------       ----------

  Primary earnings (loss) per share
    and common stock equivalents           $      1.36       $      0.07      $     (0.95)
                                           ===========       ===========      ===========

Fully diluted

  Net income (loss)                        $    29,586       $     1,494      $   (21,723)
                                           ===========       ===========      ===========

Weighted average number of
  shares outstanding                        20,761,020        21,439,452       22,780,000
                                            ----------        ----------       ----------

Assuming conversion of stock options
  under the employment agreement
  and Stock Option Plan                      1,351,297            N/A              N/A
                                            ----------        ----------       ----------

Weighted average number of
  shares and common stock
  equivalents outstanding after
  considering effects of stock option       22,112,317        21,439,452       22,780,000
                                            ----------        ----------       ----------

Earnings per share and common stock
  equivalents outstanding (1)              $      1.34       $      0.07           N/A
                                           ===========       ===========       ==========


(1) Fully diluted earnings per share is not applicable in 1995 as the Company made a loss.